UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

September 16, 2016
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Raven Industries, Inc. (the Company) announced today that as a result of being unable to timely file its Quarterly Report on Form 10-Q (Form 10-Q), as indicated in the Company’s filing with the Securities and Exchange Commission (SEC) on September 12, 2016, the Company has become non-compliant with the Nasdaq Stock Market LLC (NASDAQ) Listing Rule 5250(c) (1). This rule requires the Company to file its Form 10-Q for the three and six months ended July 31, 2016 with the SEC within 45 days of the end of the quarter.

The Company is working diligently to complete and file its Form 10-Q and expects to have this completed within the next 60 days.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.
The Company has a credit facility dated April 15, 2015 by and between Raven Industries, Inc. and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, JPMorgan Chase Bank National Association, as Administrative Agent, and JP Morgan Securities LLC and Wells Fargo Securities, LLC as Joint Bookrunners and Joint Lead Arrangers (incorporated herein by reference to Exhibit 10.1 of the Company's Form 8-K filed April 16, 2015) (the Credit Agreement). As a result of not being able to timely file the July 31, 2016 Form 10-Q, the Company notified the Administrative Agent that it would not be able to deliver the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity, and cash flows (Specified Financial Statements) required under the Credit Agreement by the date required. The Company requested and received a consent to a delayed delivery of the Specified Financial Statements. Under the consent, the required lenders agreed that the delay in delivering the Specified Financial Statements would not constitute a default under the Credit Agreement as long as the Specified Financial Statements are delivered on or before October 31, 2016, or another waiver is approved.

The Company currently has no outstanding borrowings under the Credit Agreement. Under the consent, the Company has the ability to borrow the full $125 million available under the Credit Agreement through October 31, 2016. Absent this consent, the Company would not have the ability to draw on the Credit Agreement. The Company does not believe that any borrowings will be required during this timeframe and believes it has adequate cash resources to satisfy its liquidity needs for the foreseeable future.

Cautionary Statement:
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, the Company’s ability to regain compliance with the NASDAQ continued listing rules by filing its Form 10-Q for second quarter ending July 31, 2016. This list is not exhaustive, and the Company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Raven Industries, Inc. press release dated September 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Steven E. Brazones
Steven E. Brazones
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: September 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Raven Industries, Inc. press release dated September 16, 2016.